EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

On April 16, 2018 SS&C Technologies Holdings, Inc. (the “Company”) acquired all of the outstanding stock of DST Systems, Inc. (“DST”) for approximately $5.1 billion in cash, plus the costs to effect the transaction. The acquisition was primarily funded through new debt financing.

The following unaudited pro forma combined condensed financial information presents unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017, after giving effect to the transactions and adjustments as described in the accompanying notes.

The Company’s Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the six months ended June 30, 2018 is based upon the historical unaudited statement of operations of the Company for the six months ended June 30, 2018 (as filed with the SEC in the Second Quarter 10-Q), combined with the historical unaudited statement of operations of DST for the quarter ended March 31, 2018, and the stub period from April 1, 2018 to April 15, 2018.  The result of DST for the three months ended March 31, 2018 are attached as Exhibit 99.1 to this Form 8-K Amendment.  The Company’s Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 2017 is based upon the historical audited consolidated statement of comprehensive income (loss) of the Company for the year ended December 31, 2017, as filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, combined with the audited consolidated statement of income of DST for the year ended December 31, 2017, as filed with the SEC in DST’s Annual Report on Form 10-K for the year ended December 31, 2017, both of which are incorporated by reference into the Form 8-K filed on April 16, 2018. Pro forma adjustments included therein are based upon available information and assumptions that management believes are reasonable. Such adjustments are estimates and are subject to change. The unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2018 and the year ended December 31, 2017 depicts the effect of the acquisition of DST as if the transaction had occurred on January 1, 2017. Certain historical financial statement line items for DST and SS&C have been condensed in the unaudited pro forma combined statement of operations.

The unaudited pro forma combined condensed consolidated financial information includes the historical results of the Company and DST, after giving pro forma effect to:

•	the consummation of the DST acquisition,
•	the issuance of 30.3 million shares of the Company’s common stock at a price to the public of $47.50 per share, a portion of the proceeds were utilized to effect the transaction,
•	the incurrence of $6.8 billion in additional debt under a new Senior Secured Credit Facility,
•	the repayment of $2.1 billion of existing SS&C and DST debt, and
•	the payment of the expenses and fees related to each of the above.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined results of the Company and DST. The assumptions used to prepare the Unaudited Pro Forma Condensed Consolidated Financial Statements (“Pro Forma Financial Statements”) are contained in the accompanying notes and should be reviewed in their entirety. The Pro Forma Financial Statements reflect a preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. The Pro Forma Financial Statements are for informational purposes only. These Pro Forma Financial Statements are not necessarily indicative of future results or of actual results that would have been achieved had the DST acquisition been consummated on the dates presented, and should not be taken as representative of future consolidated operating results of the Company. The Pro Forma Financial Statements do not reflect any operating efficiencies or cost savings that the Company may achieve, or any additional expenses that the Company may incur, with respect to the combined companies.

Certain financial information of DST as presented in its historical consolidated financial statements has been reclassified to conform to the historical presentation in SS&C’s consolidated financial statements for purposes of preparation of the unaudited pro forma combined condensed financial information.

The DST acquisition is reflected in the unaudited pro forma combined condensed financial statements as a business combination using the acquisition method of accounting, in accordance with ASC 805, Business Combinations, under accounting principles generally accepted in the United States (“GAAP”). Under these accounting standards, the assets acquired and the liabilities assumed have been presented at their preliminary estimated fair value. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The unaudited pro forma combined condensed financial information includes estimated income tax effects. On December 22, 2017, the United States enacted legislation that resulted in significant changes to U.S. tax and related law, including a reduction in the federal corporate income tax rate from 35% to 21% (the rate to be in effect at the date of the acquisition of DST). The unaudited pro forma combined condensed statement of operations gives effect to the transaction as if it had occurred on January 1, 2017 using the applicable U.S. federal corporate income tax rate of 35% for 2017 and 21% for 2018.

EXHIBIT 99.2

SS&C Technologies Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2017
All amounts in millions other than per share data

	Historical SS&C Technologies	Historical DST	Reclassifications	Pro Forma Adjustments		Debt Financing Pro Forma Adjustments		Pro Forma Combined Condensed

Revenues	$1,675.3	$2,218.2		(1.0)	(L)			$3,892.5

Cost of revenues	886.4	-	1,540.2	193.1	(A),(B), (H), (K), (L)			2,619.7

Operating expenses:
Selling and marketing	118.5	-	47.4	15.9	(C)			181.8
Research and development	153.3	-	188.7	-				342.0
General & administrative	120.2	-	156.7	20.4	(D),(H),(I),(K)			297.3
Costs and expenses		1,805.0	(1,805.0)	-				-
Depreciation and amortization		128.0	(128.0)	-				-

Total operating expenses	392.0	1,933.0	(1,540.2)	36.3		-		821.1

Income (loss) from operations	396.9	285.2	-	(230.4)		-		451.7

Interest (expense) income, net	(107.5)	(26.8)		-		(157.4)	(E),(F),(G)	(291.7)
Other income (expense), net	(4.5)	219.0		-		-		214.5
Equity in earnings of unconsolidated affiliates	-	54.5		(6.3)	(J)	-		48.2
Loss on extinguishment of debt	(2.3)	-	-	-		-		(2.3)
Income (loss) before income taxes	282.6	531.9	-	(236.7)		(157.4)		420.4

(Benefit) provision for income taxes	(46.3)	84.3		(95.3)	(M)	(63.4)	(M)	(120.7)

Income (loss) from continuing operations	$328.9	$447.6	$-	$(141.4)		$(94.0)		$541.1

Basic earnings per share	$1.60							$2.52
Basic weighted average number of common shares outstanding	204.9							214.7	(N)
Diluted earnings per share	$1.55							$2.44
Diluted weighted average number of common and common equivalent shares outstanding	211.6							221.4	(N)

See accompanying notes to unaudited pro forma combined condensed statement of operations.

SS&C Technologies Holdings, Inc.
Unaudited Pro Forma Combined Condensed Statement of Operations
Six Months Ended June 30, 2018
All amounts in millions other than per share data

	Historical SS&C Technologies	Historical DST (1)	Historical DST (2)	Reclassifications	Pro Forma Adjustments		Debt Financing Pro Forma Adjustments		Pro Forma Combined Condensed

Revenues	$1,317.7	$575.4	$97.3		(0.3)	(M)			$1,990.1

Cost of revenues	833.0	-	-	455.6	37.8	(A),(B),(H),(L),(M)			1,326.4

Operating expenses:
Selling and marketing	85.4	-	-	25.8	2.9	(C),(H)			114.1
Research and development	128.5	-	-	59.8	(1.1)	(H)			187.2
General & administrative	140.2	-	-	47.1	(24.9)	(D),(H),(L),(N)			162.4
Transaction expenses	94.5			41.1	(135.6)	(J)			-
Costs and expenses		464.6	127.8	(592.4)	-				-
Depreciation and amortization		31.4	5.6	(37.0)					-

Total operating expenses	448.6	496.0	133.4	$(455.6)	(158.7)		-		463.7

Income (loss) from operations	36.1	79.4	(36.1)	$-	120.6		-		200.0

Interest (expense) income, net	(95.6)	(7.5)	(2.5)		-		(54.5)	(E),(F),(G)	(160.1)
Other income (expense), net	1.1	7.6	5.5		-		-		14.2
Equity in earnings of unconsolidated affiliates	1.1	4.0	0.7		(1.7)	(K)	-		4.1
Loss on extinguishment of debt	(44.4)	-	(26.6)	-	-		71.0	(I)	-
Income (loss) before income taxes	(101.7)	83.5	(59.0)	$-	118.9		16.5		58.2

(Benefit) provision for income taxes	(89.2)	22.1	(17.5)		31.2	(O)	4.3	(O)	(49.1)

Net income (loss)	$(12.5)	$61.4	$(41.5)	$-	$87.7		$12.2		$107.3

Basic earnings per share	$(0.06)								$0.48
Basic weighted average number of common shares outstanding	222.0								224.6	(P)
Diluted earnings per share	$(0.06)								$0.46
Diluted weighted average number of common and common equivalent shares outstanding	222.0								235.5	(P)

(1) For the three months ended March 31, 2018
(2) For the period from April 1, 2018 through April 15, 2018
See accompanying notes to unaudited pro forma combined condensed statement of operations.

EXHIBIT 99.2

Note 1 - Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the Year ended December 31, 2017

(A)Adjustment of $58.0 million to record an increase in amortization of acquired purchased technology.  The amortization of acquired purchased technology of $87.4 million has been calculated based on a new fair value basis of  $563 million, amortized over an estimated life of approximately 14 years, less historical amortization of $29.4 million.

(B)Adjustment of $98.7 million to record an increase in amortization of acquired customer relationships.  The amortization of acquired customer relationships of $125.0 million has been calculated based on a new fair value basis of $1.57 billion, amortized over an estimated life of approximately 14 years, less historical amortization of $26.3 million.

(C)Adjustment of $15.9 million to record an increase in amortization of acquired tradename.  The amortization of acquired tradename of $17.5 million has been calculated based on a new fair value basis of $138 million, amortized over an estimated life of approximately 12 years, less historical amortization of $1.6 million.

(D)Adjustment of $21.2 million to record an increase in amortization of non-compete agreements.  The amortization of non-compete agreements of $21.5 million has been calculated based on a new fair value basis of $43.0 million, amortized over an estimated useful life of approximately 2 years, less historical amortization of $0.3 million.

(E)Adjustment of $154.4 million to record increased interest expense related to the Senior Secured Credit Facilities using a weighted average interest rate of 3.8%, which represents the interest rate for the Senior Secured Credit Facilities based on the interest rate benchmarks in place during 2017.  Total estimated interest expense has been calculated at $277.4 million less historical combined interest expense of $123.0 million.

(F)Adjustment of $1.4 million to record increased interest expense related to the amortization of deferred financing fees.  The amortization of deferred financing fees of $10.5 million, including new deferred financing fees of $37.5 million amortized over an estimated life of 7 years, less historical combined amortization of deferred financing fees of $9.1 million.

(G)Adjustment of $1.6 million to record an increase in amortization expense related to the amortization of original issue discount on the Senior Secured Credit Facilities.  The amortization of original issue discount of $3.8 million, including new discount of $17.1 million amortized over a life of 7 years for the Senior Secured Credit Facilities, less historical combined original issue discount amortization of $2.2 million.

(H)Adjustment of $0.3 million and $0.3 million to record a decrease in stock compensation expense in cost of revenue and general & administrative expense, respectively, related to DST's equity compensation awards. The fair value of the stock options and restricted stock units was determined using the Black-Scholes option pricing model and will be recognized on a straight-line basis over the remaining service period.

(I)Adjustment of $4.5 million to eliminate the impact of non-recurring transaction costs related to DST acquisition.

(J)Adjustment of $6.3 million to record a decrease in equity in earnings of unconsolidated subsidiaries because of the amortization of the basis difference due to recording investments in unconsolidated subsidiaries at fair value.

(K)Adjustment of $37.7 million and $4.0 million to record an increase in depreciation expense in cost of revenue and general & administrative expense, respectively, based on the new fair value basis of fixed assets of approximately $509.3 million, depreciated over lives ranging up to 40 years.

(L)Adjustment of $1.0 million to eliminate revenue earned by SS&C from DST.
(M)Adjustment of $158.7 million to record a benefit for income taxes calculated using a combined statutory tax rate of 40.25%.
(N)Reflects the issuance of 9.8 million shares of common stock (a portion of SS&C's April 2018 offering) at a price to the public of $47.50 per share, as if the offering occurred on January 1, 2017.

Note 2 - Pro Forma Adjustments to the Unaudited Pro Forma Combined Condensed Statement of Operations for the six months ended June 30, 2018

(A)Adjustment of $14.8 million to record an increase in amortization of acquired purchased technology.  The amortization of acquired purchased technology of $23.2 million has been calculated based on a new fair value basis of $563 million, amortized over an estimated life of approximately 14 years less historical amortization of $8.4 million.

(B)Adjustment of $30.0 million to record an increase in amortization of acquired customer relationships.  The amortization of acquired customer relationships of $39.0 million has been calculated based on a new fair value basis of $1.57 billion, amortized over an estimated life of approximately 14 years less historical amortization of $9.0 million.

(C)Adjustment of $4.8 million to record an increase in amortization of acquired tradename.  The amortization of acquired tradename of $5.3 million has been calculated based on a new fair value basis of $138 million, amortized over an estimated life of approximately 12 years less historical amortization of $0.5 million.

(D)Adjustment of $6.0 million to record an increase in amortization of non-compete agreements.  The amortization of non-compete agreements of $6.1 million has been calculated based on a new fair value basis of $43 million, amortized over an estimated life of approximately 2 years less historical amortization of $0.1 million.

(E)Adjustment of $53.4 million to record increased interest expense related to the Senior Secured Credit Facilities using a weighted average interest rate of 4.2%, which represents the interest rate for the Senior Secured Credit Facilities based on the interest rate benchmarks during 2018.  Total estimated interest expense has been calculated at $89.8 million less historical combined interest expense of $36.4 million.

(F)Adjustment of $0.6 million to record increased interest expense related to the amortization of deferred financing fees. The amortization of deferred financing fees of $3.1 million, including new deferred financing fees of $37.5 million amortized over an estimated life of 7 years, less historical combined amortization of deferred financing fees of $2.5 million.

(G)Adjustment of $0.5 million to record an increase in amortization expense related to the amortization of original issue discount on the Senior Secured Credit Facilities.  The amortization of original issue discount of $1.2 million, including new discount of $17.1 million amortized over a life of 7 years for the Senior Secured Credit Facilities, less historical combined original issue discount amortization of $0.7 million.

(H)Adjustment of $39.8 million to record a decrease in stock compensation expense related to DST's equity compensation awards.  The fair value of the stock options and restricted stock units was determined using the Black-Scholes option pricing model and will be recognized on a straight-line basis over the remaining service period.  Cost of revenue, selling & marketing, research & development and general & administrative have been reduced by $17.7 million, $1.9 million, $1.1 million, and $19.1 million, respectively.

(I)Adjustment of $71.0 million to eliminate the impact of loss on extinguishment of debt related to payment of DST's outstanding debt and refinancing of SS&C's credit facility.
(J)Adjustment of $135.6 million to eliminate the impact of non-recurring transaction costs related to DST acquisition.

(K)Adjustment of $1.7 million to record a decrease in equity in earnings of unconsolidated subsidiaries because of the amortization of the basis difference due to recording investments in unconsolidated subsidiaries at fair value.

(L)Adjustment of $11.0 million and $1.2 million to record an increase in depreciation expense in cost of revenue and general & administrative expense, respectively, based on the new fair value basis of fixed assets of approximately $509.3 million, depreciated over lives ranging up to 40 years.

(M)Adjustment of $0.3 million to eliminate revenue earned by SS&C from DST.
(N)Adjustment of $13.0 million to eliminate severance charges incurred in connection with the termination of certain executives at DST at the time of the acquisition.

(O)Adjustment of $35.5 million to record a benefit for income taxes calculated using a combined statutory tax rate of 26.25%.
(P)Reflects the issuance of 2.6 million shares of common stock (a portion of SS&C's April 2018 offering) at a price to the public of $47.50 per share, as if the offering occurred on January 1, 2017.

Note 3 – Items not Included or Excluded

The unaudited pro forma combined condensed statement of operations does not include any expected cost savings which may be achievable or which may occur subsequent to the DST acquisition.   In addition, the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2017 includes a gain of approximately $190.0 million recorded as a component of Other Income, net in the 2017 historical DST consolidated statement of income related to the acquisitions of the remaining 50% joint venture ownership interests in Boston Financial Data Services and International Financial Data Services U.K. Limited in March 2017 from State Street Corporation. In addition, the unaudited pro forma combined condensed financial information also excludes the proceeds from the remaining 20.5 million shares of our common stock from the April 2018 stock offering, which will be used for general corporate purposes and which may include the repayment of indebtedness or funding for future acquisitions.